Exhibit 10.12


                            COMPASS BANK FOR SAVINGS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     GENERAL
                                     -------


         1.1 Introduction. The Compass Bank for Savings Executive Deferred Compensation Plan (the "Deferred Compensation Plan") is established effective as of October 1, 1995 to provide eligible officers the opportunity to defer salary and bonus compensation under a voluntary salary reduction agreement. The Deferred Compensation Plan also provides benefits corresponding to the Matching contributions that would have been allocated to the Participant's accounts under the Compass Bank for Savings 401(k) Retirement Plan (the "Savings Investment Plan") but for limitations on the benefits that may be provided under the Savings Investment Plan.

         1.2 Definitions: Unless otherwise defined, all terms used in this Deferred Compensation Plan shall have the same meaning as those terms used in the Savings Investment Plan.

         1.3 No Right to Corporate Assets. This Deferred Compensation Plan is unfunded, and the Employers will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet their obligations hereunder. Nothing in this Deferred Compensation Plan will give a Participant, a Participant's beneficiary or any other person any equity or other interest in the assets of the Employers, or create a trust or a fiduciary relationship of any kind between the Employers and any such person. Any rights that a Participant, beneficiary or other person may have under this Deferred Compensation Plan will be solely those of a general unsecured creditor of the Employers. Notwithstanding the foregoing, the Employers may establish a grantor trust of which they are treated as the owners under Section 671 of the Internal Revenue Code to provide for the payment of benefits hereunder.

         1.4 Nonalienation of Benefits. The rights and benefits of a Participant under this Deferred Compensation Plan are personal to the Participant. No interest, right or claim under this Deferred Compensation Plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiary.

         1.5 Binding Effect of Plan. This Deferred Compensation Plan will be binding upon and inure to the benefit of Participants and designated beneficiaries and their heirs, executors and administrators, and to the benefit of the Employers and their assigns and successors in interest.

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                                   ARTICLE II.

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         2.1 Eligibility. The President of Compass Bank for Savings and other senior management employees of the Employers from time to time designated by the President are eligible to participate in the Plan (an "Eligible Executive").

         2.2 Voluntary Deferrals. An Eligible Executive may elect to contribute under this Deferred Compensation Plan on a voluntary salary reduction basis from 1% to 15%, in whole percentages, of such Executive's gross salary and from 1% to 100%, in whole percentages, of such Executive's discretionary bonus otherwise payable in cash for the year. All such contributions shall be referred to in the Plan as "salary reduction contributions." Each Eligible Executive who makes an election to make salary deferral contributions under this Article II shall be deemed a Participant.


         2.3 Salary Reduction Elections. A voluntary salary reduction election must be made in writing on or before the December 31 preceding the year during which the compensation is to be earned, except that elections for the first year of eligibility of newly Eligible Executives must be made within 30 days of the date of initial eligibility. All elections must be in writing and are irrevocable after the effective date of the election. An election is effective only with respect to compensation earned after the election and is effective through December 31 of the year to which it applies. The election will also specify the form of distribution elected by the Participant.


                                  ARTICLE III.

                         DEFERRED COMPENSATION BENEFITS
                         ------------------------------

         3.1 Salary Reduction Benefits. A Participant's enrollment in this Deferred Compensation Plan will constitute an agreement to reduce his salary and/or bonus and defer compensation in the amount indicated in his voluntary salary reduction election.

         3.2 Matching Contributions. Each employee of the Employer who participates in the Savings Investment Plan and for whom Matching Contributions under such plan are restricted by operation of Sections 401(k), 401(m) and 415 of the Code or by the limitations of the Savings Investment Plan that restrict the amount of [Salary Deferrals] of Highly Compensated Employees, will be entitled to a matching contribution allocation under the Plan for the year equal to the difference between:




                           (a) the Matching Contribution that would have been made for the year on the Participant's Salary Deferrals under the Savings Investment Plan based on the Matching Contribution schedule in effect under the Savings Investment Plan, but determined without regard to (1) the limitations on Annual Additions under the Savings Investment Plan pursuant to Section 415 of the Code or (2) the nondiscrimination tests under Sections 401(k) and 401(m) of the Code applicable to Salary Deferrals and Matching Contributions under the Savings Investment Plan; and

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                           (b)      the Matching contribution allocated to a
                                    Participant's account under the Savings
                                    Investment Plan for the year.

                                   ARTICLE IV.

                              ACCOUNTS AND CREDITS
                              --------------------

         4.1 Establishment of Accounts. For bookkeeping purposes only, each Participant will have each of the following accounts as are appropriate:

              1. a Salary Reduction Account

              2. a Matching Account

Credits and charges to such accounts will be made as provided in the Plan.

         4.2 Credits to Salary Reduction Contribution Account. Salary reduction contributions will be credited to a Participant's Salary Reduction Account as of the date the amount would otherwise have been paid to the Participant. The amount credited to a Participant's Salary Reduction Account may be reduced to reflect the amount needed to satisfy any tax withholding obligations attributable to the contribution if not otherwise paid by the Participant.

         4.3 Credits to Matching Account. Matching Contributions will be credited to the Matching Account as of the date such amounts would have been credited under the Savings Investment Plan.

         4.4 Crediting Earnings. Earnings will be credited to each Participant's accounts in accordance with such method of determining earnings as may from time to time be established by the Salary Committee of the Board of Directors of Compass Bank For Savings (the "Committee"). In the event of a Change in Control of Compass Bank For Savings, the method of determining earnings with respect to amounts credited to the Plan for any year up to and including the year of the change in control may not result in an earnings rate that is less favorable than the rate that would apply under the method as in effect immediately before the Change in Control. For purposes of this section, a "Change in Control" means either of the following:




                  1. a change in control of a nature that would be required to be reported by The 1855 Bancorp (the "Company") or Compass Bank For Savings in response to
                           Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act" ), whether or not the Company or Compass Bank For Savings in fact is required to comply with Regulation 14A thereunder; or

                  2. the acquisition of "control" as defined in the Bank Holding Company Act of 1956, as amended or the regulations thereunder, or as defined in the Change in Bank Control Act of 1978 or the regulations thereunder, of the Company or Compass Bank For Savings by any person, company or other entity, provided that, without limitation, such a Change in Control shall be deemed to have occurred if (1) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act)

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                           other than a trustee or other fiduciary holding
                           securities under an employee benefit plan of the Company or Compass Bank For Savings or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years (not including any period prior to the effective date of this plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this Subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in offer who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least two-thirds (2/3) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.


                                   ARTICLE V.

                                  DISTRIBUTIONS
                                  -------------




         5.1 Distributions. Distributions to a Participant shall be made upon the earliest of a Participant's retirement, death or other termination of employment in accordance with the form of benefit requested by the Participant in his voluntary salary reduction deferral election, subject, however, to the discretion of the Committee to use any form of payment it determines. If no form of distribution is elected, the Committee may distribute benefits at a time and in a form that most closely approximates the form and time of distributions to the Participant under the Savings Investment Plan.

         5.2 Designation of Beneficiary. A Participant may designate one or more Beneficiaries to receive any portion of the amount remaining in his accounts as of the date of death and may revoke or change such a designation at any time. If the Participant names two or more Beneficiaries, distribution to them will be in such proportions as the Participant designates or, if the Participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the Committee may prescribe and will be effective upon filing with the Committee. Any portion of a distribution payable upon the death of a Participant which is not disposed of by a designation of beneficiary, for any reason whatsoever, will be paid to the Participant's spouse if living at his death, otherwise equally to the

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Participant's natural and adopted children (and the issue of a deceased child by right of representation), otherwise to the Participant's estate.


         5.3 Hardship Withdrawals. Upon request of a Participant or beneficiary, the Committee may in its discretion permit a withdrawal of all or a portion of the Participant's accounts in the event of a financial hardship caused by an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship if early withdrawal were not permitted. The Committee may approve a withdrawal only to the extent needed to meet the emergency.


                                   ARTICLE VI.

                            AMENDMENT AND TERMINATION
                            -------------------------

         6.1 Amendment. Except as provided in Section 4.4, Compass Bank For Savings may, without the consent of any Participant, beneficiary or other person, amend this Deferred Compensation Plan at any time and from time to time; provided, however, that no amendment will reduce the amount then credited to the accounts of an Participant at the time of the amendment.

         6.2 Termination. Compass Bank For Savings may terminate this Deferred Compensation Plan at any time. Upon termination of the Plan, payments from a Participants' accounts will be made in the manner and at the time prescribed in
Section 5.1, provided that Compass Bank For Savings may, in its discretion, distribute a Participant's account in a lump sum as soon as practicable after the date the Deferred Compensation Plan is terminated.

         6.3 Actions on Behalf of Compass Bank for Savings. Any actions which Compass Bank for Savings may be entitled to take under this Article VI or otherwise under the Plan shall be taken in the sole discretion of the Board of Directors of Compass Bank for Savings, unless the Board has delegated its authority to a Committee thereof or to one or more named officers of Compass Bank for Savings.

                                  ARTICLE VII.

                                 ADMINISTRATION
                                 --------------

         7.1 Administration. This Deferred Compensation Plan will be administered by the Committee who will have sole responsibility for its interpretation.

         7.2 Interpretation. The portion of this Deferred Compensation Plan that provides benefits in excess of the restrictions on Annual Additions under the Savings Investment Plan is intended to be an "excess benefit plan" as defined in
Section 2(36) of ERISA. The portion of the Plan that provides all other benefits is intended to be a Deferred Compensation Plan for a select group of management or highly compensated employees as provided in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan will be interpreted in a manner that comports with the foregoing intentions. To the extent not governed by federal law, this Deferred Compensation Plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

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

         7.3 Claims Procedure. Any request for benefits by a Participant or Beneficiary will be filed in writing with the Committee. Within a reasonable period after receipt of a claim, the Committee will provide written notice to any claimant whose claim has been wholly or partly denied, including: (a) the reasons for the denial, (b) the Plan provisions on which the denial is based,
(c) any additional material or information necessary to perfect the claim and the reasons it is necessary, and (d) the Plan's claims review procedure. A claimant will be given a full and fair review by the Committee of the denial of his claim if he requests a review in writing within 60 days after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing and will include specific reasons for the decision and references to the Plan provision on which the decision is based.

         EXECUTED this                    day of                     1995.


                                                        COMPASS BANK FOR SAVINGS


                                                        By:_____________________


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


--------------------------------------------------------------------------------
                            COMPASS BANK FOR SAVINGS
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                             DEFERRAL ELECTION FORM
                       AND ELECTION AS TO FORM OF PAYMENT
--------------------------------------------------------------------------------

Executive's Name:_______________________________________________________________

Effective Date of Election:_________________________    Plan Year: _____________

         I, the Executive whose signature appears below, hereby elect to participate in Compass Bank For Savings Executive Deferred Compensation Plan (the "Plan"):

         I hereby elect that my eligible Compensation from the Company shall be contributed and continued until the end of the Plan Year as follows:

            [  ] VOLUNTARY SALARY DEFERRAL _________ percent not to exceed 15%
                  of Eligible Compensation.

            [  ] VOLUNTARY DISCRETIONARY BONUS DEFERRAL ___________ percent not to exceed 100%.

         I understand that the Plan Year commences on January I and ends on December 31 of each year;

         In addition to the above deferrals, I understand that the Company shall make a matching contribution in the same amount and manner as the Company's qualified 401(k) retirement plan to my account in this Executive Deferred Compensation Plan only to the extent that I am participating in the Company's qualified 401(k) retirement plan and I do not receive the full amount of the matching contribution under the Company's qualified 401(k) retirement plan as a result of the imposition of either IRS or Plan limits. I understand that no matching contribution shall be made on my salary and bonus deferrals under the Plan. I understand that I shall be one hundred percent (100%) vested in all of my Deferred Compensation, subject to the forfeiture provision included in the Plan, and my rights as an unsecured general creditor for any claim I may have against the assets of the Company. I further understand that for the purposes of the Plan, my Eligible Compensation means my salary paid or accrued by the Company for the Plan Year but does not include my discretionary bonus, which is subject to the separate election above.


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         I hereby understand that the rate of return on my Deferred Compensation shall be determined under Section 5 of the Plan. I further understand that the Company is under no obligation to create a trust or fund on my behalf, and the Company may, in its discretion, record such amounts in a bookkeeping entry on my behalf.

         I hereby understand that this Deferral Election Form is legally binding and irrevocable with respect to compensation earned while it is in effect, and such election hereunder shall continue in effect until the end of the applicable Plan Year.

         I understand that in the event of my termination of serving as Executive for the Company for any reason, or in the event the Plan is terminated or discontinued, this Deferral Election Form shall thereupon terminate.

         I understand that this Deferral Election Form is subject to the terms and conditions of the Plan, as from time to time may be amended, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument under the laws of said Commonwealth.

                         ELECTION AS TO FORM OF PAYMENT
                         ------------------------------
         (TO BE COMPLETED ONLY IF YOU ARE A NEW PARTICIPANT IN THE PLAN)

         I hereby elect to have my benefit under the Plan payable with respect to this and all subsequent Deferral Election Forms to be paid in the form indicated below, subject to the discretion of the Company to use any form of payment determined by it:

         (  ) In a single-sum payment in cash.

         ( ) In annual cash installments for a period of ______ years (not to exceed 5).

         (  ) In a single sum payment in cash on _______________ (date)
              (or termination of employment if earlier).

         I understand that unless otherwise determined by the Company, the above Election As To Form of Payment is irrevocable and applies to all future payments to be made to me under the Plan.

         I further understand that distribution of benefits to my designated Beneficiary or Beneficiaries shall be made in accordance with the method of distribution selected above, subject to the discretion of the Company and authorized under the terms of the Plan.

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         IN WITNESS WHEREOF, this Deferral Election Form and Election as to Form of Payment is hereby executed as of ______________, 199____ by the Executive whose signature appears below.



WITNESS:__________________________           EXECUTIVE:_________________________

                                             DATE:______________________________

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